UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 14, 2018

Federal Home Loan Bank of Pittsburgh

(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 412-288-3400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Member Election of Directors

On November 14, 2018, the Governance and Public Policy Committee (“Governance Committee”) of the Federal Home Loan Bank of Pittsburgh (“Bank”) Board of Directors (“Board”), as authorized by the Bank’s Board, reviewed the results of the 2018 Pennsylvania and West Virginia Member Director and non-member Independent Director election by stockholders of the Bank that concluded on November 5, 2018. The nomination for the open Delaware Member Director seat was also considered.

Following its review of the election results the Governance Committee declared the following nominees elected or re-elected (as applicable) to serve 4-year terms on the Board, beginning January 1, 2019 and ending December 31, 2022:

Pennsylvania Member Director

Jeane M. Vidoni, President and CEO, Penn Community Bank

West Virginia Member Director

Bradford E. Ritchie, President, Summit Community Bank

Independent Director

Glenn R. Brooks, President Leon N. Weiner and Associates, Inc.

There was only one nominee for the one open Delaware Member Director seat.  In accordance with the Federal Housing Finance Agency Director Election Regulation at 12 C.F.R. 1261.8(c) since the number of nominees for each open member directorship for Delaware equaled the number of directorships to be filled, the nominee was deemed to be elected without further action.  The nominee deemed to be re-elected to serve a 4-year term beginning January 1, 2019 and ending December 31, 2022 was:

Delaware Member Director

Lynda A. Messick, Director, County Bank

Attached as Exhibit 99.1 is a press release issued by the Bank announcing the results discussed above.   The election of the Member Directors and the non-member Independent Director took place in accordance with the terms of the Federal Home Loan Bank Act and Federal Housing Finance Agency (“Finance Agency”) Regulations.  No in-person meeting of the members was held.  The Board has not yet determined on which committees the Member Directors and Independent Director will serve beginning in 2019.  Directors serving on the Bank's Board in 2019 are eligible to receive compensation under the Bank's 2019 Directors’ Compensation Policy up to the following amounts:  1) $145,000 for the Chair, 2) $122,500 for the Vice Chair of the Board and for each Committee Chair, and 3) $110,000 for each of the other Directors.

The Bank is a cooperative and most of the Bank’s business is conducted with its members.  In the normal course of its business, the Bank extends credit to and transacts other business with members whose officers or directors may serve as Member Directors of the Bank.  It is the Bank’s policy to extend credit to and transact other business with members having directors or officers serving on the Bank’s Board on terms and conditions that are no more favorable than the terms of comparable transactions with similarly situated members having no Board representation.  In addition, the Bank may have transactions with Independent Directors as well.  For further information regarding such transactions, including information regarding related person transactions as defined in 17 C.F.R. 229.404(a), see Item 13 of the Bank’s 2017 Annual Report on Form 10-K filed with the SEC.

Director Resignation

On November 13, 2018 John K. Darr, a current Independent Director of the Bank, notified the Bank that due to personal health concerns he is resigning as a Bank Director effective December 31, 2018.  Under the rules of the Federal Housing Finance Agency, the Bank’s Board will be required to select a replacement Independent Director meeting the applicable requirements of Finance Agency regulation 12 C.F.R. Part 1261 for the remainder of Mr. Darr’s term which expires on December 31, 2019.

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 14, 2018 the Governance Committee declared the voting results for the 2018 election as described above in Item 5.02 of this Current Report.  Complete voting results are included in the Bank's letter to members dated November 14, 2018 a copy of which is attached as Exhibit 99.2 to this Current Report on  Form 8-K.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K are a copy of the Bank’s press release and letter to members dated November 14, 2018.  The information being furnished pursuant to Item 7.01 on this Current Report on Form 8-K and the information contained in Exhibit 99.1 and Exhibit 99.2 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated November 14, 2018 issued by the Bank

99.2 November 14, 2018 Letter to Members Regarding 2018 Director Elections

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

November 14, 2018	By:	/s/ Dana A. Yealy
Name: Dana A. Yealy
Title: Managing Director General Counsel & Corporate Secretary